                         EXHIBIT 99.5

                        REVOCABLE PROXY

                      HAVEN BANCORP, INC.

                 ANNUAL MEETING OF STOCKHOLDERS
                        April 23, 1997
                          9:00 a.m.
       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby appoints the official proxy committee of the Board of Directors of Haven Bancorp, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on April 23, 1997, at 9:00 a.m., at the Holiday Inn Crowne Plaza, 104-04 Ditmars Avenue, East Elmhurst, New York, and at any adjournments thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.



- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                      Fold and Detach Here

                                   Please mark your votes as  X
                                   indicated in this example ---

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                 EACH OF THE LISTED PROPOSALS.

1.  The Election as directors of all nominees listed:
Philip S. Messina, Joseph A. Ruggiere and Msgr. Thomas J. Hartman

     FOR (except as marked                   WITHHOLD
        to the contrary below)               for all nominees

           -------                              ------
Instructions: To withhold your vote for any individual nominee, write that nominee's name in the space provided below:

     -------------------------------------

2.  The ratification of KPMG Peat Marwick LLP as independent auditors of Haven Bancorp, Inc. for the fiscal year ending December
31, 1997.
          FOR            AGAINST             ABSTAIN

         -----            -----               -----

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated March 17, 1997 and of the Annual Report to Stockholders.

Please sign exactly as name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder may sign but only one signature is required.

                                      Date:                , 1997


                                       -------------------------
                                              Signature

                                       -------------------------
                                       Signature, if held jointly

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
             IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                      FOLD AND DETACH HERE